Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	August 28, 2018

EXPLANATION OF RESPONSES

(1) The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Insight Holdings”). Insight Holdings is the sole shareholder of Insight Venture Associates VIII, Ltd., or IVA Ltd. IVA Ltd is the general partner of Insight Venture Associates VIII, L.P., or IVA LP, which is the general partner of Insight Venture Partners VIII, L.P., Insight Venture Partners (Cayman) VIII, L.P., Insight Venture Partners (Delaware) VIII, L.P., and Insight Venture Partners VIII (Co-Investors), L.P., or collectively, the Insight VIII Funds.  Insight Holdings is also the sole shareholder of Insight Venture Associates Coinvestment III, Ltd., or IVAC Ltd. IVAC Ltd. is general partner of Insight Venture Associates Coinvestment III, L.P., or IVAC. IVAC is the general partner of Insight Venture Partners Coinvestment Fund III, L.P. and Insight Venture Partners Coinvestment Fund (Delaware) III, L.P., or collectively, the Coinvest III Funds and, together with the Insight VIII Funds, the Insight Funds.

(2) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $54.62 to $55.61, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (6) to this Form 4.

(3) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $55.65 to $56.59, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (6) to this Form 4.

(4) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $56.61 to $56.68, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (6) to this Form 4.

(5) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $55.55 to $56.54, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (6) to this Form 4.

(6) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $56.56 to $57.28, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (6) to this Form 4.

(7) The Insight Funds collectively hold the 1,141,215 shares of Class A Common Stock of the issuer reported as indirectly owned by the reporting person.  See footnote (1) above for a description of the relationship between the reporting person and the Insight Funds.

(8) The Insight Funds collectively hold the 1,033,197 shares of Class A Common Stock of the issuer reported as indirectly owned by the reporting person.  See footnote (1) above for a description of the relationship between the reporting person and the Insight Funds.

(9) The Insight Funds collectively hold the 1,032,682 shares of Class A Common Stock of the issuer reported as indirectly owned by the reporting person.  See footnote (1) above for a description of the relationship between the reporting person and the Insight Funds.

(10) The Insight Funds collectively hold the 1,006,280 shares of Class A Common Stock of the issuer reported as indirectly owned by the reporting person.  See footnote (1) above for a description of the relationship between the reporting person and the Insight Funds.

(11) The Insight Funds collectively hold the 949,180 shares of Class A Common Stock of the issuer reported as indirectly owned by the reporting person.  See footnote (1) above for a description of the relationship between the reporting person and the Insight Funds.

(12) All shares of common stock of the issuer indicated as indirectly owned by the reporting person are included herein because the reporting person shares voting and dispositive control of the shares held of record by the Insight Funds as a member of the board of managers of Insight Holdings and has an indirect pecuniary interest in the shares of the issuer held of record by the Insight Funds. The reporting person disclaims beneficial ownership of all shares of common stock of the issuer attributable to the Insight Funds except to the extent of his pecuniary interest therein.